Exhibit 4.7

IRREVOCABLE POWERS OF ATTORNEY

THIS IRREVOCABLE POWERS OF ATTORNEY (this “Letter”), executed by Yu Dunde ( ID Card No.: ***) as of February 19, 2021, is being issued in favor of Beijing Tuniu Technology Co., Ltd. (Registered Address: Room 1006, 10/F, Building No. 4, 1 Shangdi Tenth Street, Haidian District, Beijing) (“Proxy”).

I hereby grant to the Proxy a general proxy, authorizing the Proxy to exercise, as my proxy and on my behalf, the following rights enjoyed by me in my capacity as the shareholder of Nanjing Tuniu Technology Co., Ltd. (“Company”):

(i)	to propose to convene and attend the shareholders’ meeting as my Proxy in accordance with the Articles of Association of the Company;
(ii)

to exercise, as my proxy, voting rights on all matters deliberated and resolved at the shareholders’ meeting, including, without limitation, the appointment and designation of the directors and other officers to be appointed or removed by the shareholders’ meeting;

(iii)

to exercise, as my proxy, other shareholder’s voting rights under the articles of association of the Company (inclusive of any other shareholder’s voting rights arising after an amendment to such articles of association); and

(iv)

when the Proxy, in the capacity of my proxy, transfers the equity interest held by us in the Company according to the Purchase Option Agreement executed on the same day as the Execution Date, to execute relevant equity transfer agreement and other relevant documents, and complete the governmental approval, registration and filing procedures as required for such transfer.

We hereby irrevocably confirm that unless the Wholly-owned Company has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiry or early termination of the Shareholder’s Voting Rights Agreement, dated February 19, 2021, by the Wholly-owned Company, the Company and the Existing Shareholders of the Company.

This Letter is hereby issued.

Name: Yu Dunde

By:	/s/ Yu Dunde

Date: February 19, 2021

IRREVOCABLE POWERS OF ATTORNEY

THIS IRREVOCABLE POWERS OF ATTORNEY (this “Letter”), executed by Chen Anqiang ( ID Card No.: ***) as of February 19, 2021, is being issued in favor of Beijing Tuniu Technology Co., Ltd. (Registered Address: Room 1006, 10/F, Building No. 4, 1 Shangdi Tenth Street, Haidian District, Beijing) (“Proxy”).

I hereby grant to the Proxy a general proxy, authorizing the Proxy to exercise, as my proxy and on my behalf, the following rights enjoyed by me in my capacity as the shareholder of Nanjing Tuniu Technology Co., Ltd. (“Company”):

(v)	to propose to convene and attend the shareholders’ meeting as my Proxy in accordance with the Articles of Association of the Company;
(vi)

to exercise, as my proxy, voting rights on all matters deliberated and resolved at the shareholders’ meeting, including, without limitation, the appointment and designation of the directors and other officers to be appointed or removed by the shareholders’ meeting;

(vii)

to exercise, as my proxy, other shareholder’s voting rights under the articles of association of the Company (inclusive of any other shareholder’s voting rights arising after an amendment to such articles of association); and

(viii)

when the Proxy, in the capacity of my proxy, transfers the equity interest held by us in the Company according to the Purchase Option Agreement executed on the same day as the Execution Date, to execute relevant equity transfer agreement and other relevant documents, and complete the governmental approval, registration and filing procedures as required for such transfer.

We hereby irrevocably confirm that unless the Wholly-owned Company has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiry or early termination of the Shareholder’s Voting Rights Agreement, dated February 19, 2021, by the Wholly-owned Company, the Company and the Existing Shareholders of the Company.

This Letter is hereby issued.

Name: Chen Anqiang

By:	/s/ Chen Anqiang

Date: February 19, 2021